Exhibit 99.1

                TUPPERWARE BRANDS REPORTS FIRST QUARTER EARNINGS

    ORLANDO, Fla., April 25 /PRNewswire-FirstCall/ -- Tupperware Brands (NYSE:
TUP) today reported first quarter earnings as follows:

    First Quarter Summary

    * Sales up 30% as reported and 34% in local currency
      -- Tupperware/BeautiControl sales down 3% in local currency
      -- International Beauty acquired units contributed $120 million

    * EPS at 26 cents; ahead of previous guidance of 22-24 cents
      -- 4 cents negative impact from foreign exchange v. 2005 (1 cent worse than prior outlook)
    * EPS after adjustments at 36 cents against previous guidance of 35-37 cents (see detail in the Non-GAAP Financial Measures Reconciliation Schedule)

    "We were pleased to finish the quarter in line with our expectations after adjustments, with positive profit comparisons in all segments, except Europe," said Rick Goings, Chairman and CEO. "The quarter included sales growth in our beauty brand segments, which contributed 39% of total sales this quarter," Goings continued.

    Tupperware will conduct a conference call tomorrow, Wednesday, April 26, at 10:00 am Eastern time. The conference call will be webcast and archived, along with a copy of this news release, at http://www.tupperware.com .

    First Quarter Segment Highlights

                            Tupperware Brand Segments

    Europe

    Sales decreased 11% as reported and 4% in local currency in spite of a higher active sales force count. This decline was primarily due to a shift in promotional program sales in Germany and over $4 million less business-to-business sales. The key emerging markets in the segment, Russia, Turkey and Poland, performed well with a 34% increase in local currency sales.

    Profit was $30.3 million, down $8.2 million or 21% as reported and $5.6 million or 16% in local currency. This decline was a result of the lower sales and an unfavorable sales mix in Germany.

    Asia Pacific and Mexico

    Sales were up 2% as reported and in local currency. The key emerging markets of China, India and Indonesia were up 34%, led by China. Japan was also up modestly, which was the first increase in sales in 11 quarters, partially offset by lower sales in Malaysia/Singapore and Tupperware Mexico.

    Profit was up $1.5 million as reported and $1.3 million in local currency, which was better than the sales increase, due to a decline in operating expenses and lower strategic investment costs.

    North America

    Sales were down $4.5 million or 12%, due to a decline in the average active sales force size. The year-over-year decline in active sellers in the first quarter at 14% improved compared with the fourth quarter 2005 decline of 28%.

    The first quarter loss was lower than last year by $0.8 million in spite of the lower sales and the benefit in the prior year of a $1.6 million reduction in the LIFO inventory reserve requirement. The lower loss was primarily due to a higher gross margin percentage from a favorable sales mix and lower promotional and production costs.

                              Beauty Brand Segments

    International Beauty

    Sales during the quarter were $129.0 million, reflecting 1% organic growth. Fuller Mexico had very strong results, which were partially offset by lower sales in the Philippines. The sales led to a profit contribution of $6.0 million, which included $6.1 million of purchase accounting amortization.

    BeautiControl North America

    Sales were up 3% on an 11% improvement in the average active sales force size. The Company estimates that there was a 6 percentage point adverse impact on the comparison due to an additional week last year. The sales increase contributed to a profit improvement of $1.0 million and a return on sales of 11%. The higher return on sales reflected a favorable sales mix and lower costs throughout the value chain.

    Unallocated

    Unallocated costs were up from prior year primarily due to an environmental cost recovery last year along with higher foreign exchange expense.

    2006 Outlook

    Second Quarter

    * Sales at $445-$450 million
      -- Tupperware/BeautiControl sales about flat in local currency
      -- International Beauty contributing $138-$143 million -- flat to up 4%
         organic sales growth
      -- $3.0 million negative impact from foreign exchange v. 2005
    * EPS of 44-46 cents, including 1 cent negative impact of foreign exchange
      v. 2005
    * EPS after adjustments at 49-51 cents, a 9-13% increase from prior year (see detail in the Non-GAAP Financial Measures Outlook Reconciliation Schedule)

    Full Year

    * Sales at $1.75 to $1.8 billion
      -- no change
      -- Tupperware/BeautiControl sales up slightly in local currency
      -- International Beauty organic sales growth of 3-5%
      -- $8 million negative impact from foreign exchange v. 2005
    * EPS of $1.53-$1.63
      -- no change; includes
      -- 2 cents negative impact from foreign exchange v. 2005
      -- V. prior outlook
      -- lower re-engineering costs offset by higher purchase accounting amortization
    * EPS after adjustments at $1.72-$1.82, a 15-22% increase from the prior year
      -- no change (see detail in the Non-GAAP Financial Measures Outlook Reconciliation schedule)

    Tupperware Brands Corporation is a global direct seller of premium, innovative products across multiple brands and categories through an independent sales force of 1.9 million. Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products through its Avroy Shlain, BeautiControl, Fuller, NaturCare, Nutrimetics, Nuvo and Swissgarde brands.

    The Company's stock is listed on the New York Stock Exchange (NYSE: TUP). Statements contained in this release, which are not historical fact and use predictive words such as "outlook" or "target" are forward-looking statements. These statements involve risks and uncertainties which include recruiting and activity of the Company's independent sales forces, the integration of its acquired businesses, the success of new product introductions and promotional programs, the ability to obtain all government approvals on land sales, the success of buyers in attracting tenants for commercial developments, the effects of economic and political conditions generally and foreign exchange risk in particular and other risks detailed in the Company's most recent periodic report as filed in accordance with the Securities Exchange Act of 1934. The Company does not intend to regularly update forward-looking information.

    Non-GAAP Financial Measures

    The Company has utilized non-GAAP financial measures in this release, which are provided to assist in investors' understanding of the Company's results of operations. The adjustment items materially impact the comparability of the Company's results of operations. The adjusted information is intended to be more indicative of Tupperware's primary operations, and to assist investors in evaluating performance and analyzing trends across periods.

    The non-GAAP financial measures exclude gains on land sales and re-engineering costs. While the Company is engaged in a multi-year program to sell land, this activity is not part of the Company's primary business operation. Additionally, the gains recognized in any given period are not necessarily indicative of gains which may be recognized in any particular future period. For this reason, these gains are excluded as indicated. Also, the Company periodically records exit costs as defined under Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" and other amounts related to rationalizing manufacturing and other re-engineering activities, and believes these amounts are similarly volatile and impact the comparability of earnings across quarters. Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a more useful measure for analysis and predictive purposes.

    The Company has also elected to present financial measures excluding certain items directly related to its acquisition of the Sara Lee Corporation's direct selling businesses. The financing of the acquisition necessitated one-time payments to settle outstanding notes prior to their scheduled maturity dates. These payments were made in 2005 and will not recur. No amounts representing incremental interest on the Company's increased debt levels are part of this exclusion. Additionally, in accounting for the acquisition, the Company is recognizing certain definite-lived intangible assets, primarily for the value of the independent sales forces acquired and has increased the carrying value of other depreciable assets. The amortization expense of these assets will continue for several years; however, based on the Company's current estimates, this amortization will decline significantly as the years progress. As such, the Company believes that this non-cash charge will not be representative in any single year of amounts recorded in prior years or expected to be recorded in future years. Therefore, they are excluded from indicated financial information to also provide a more useful measure for analysis and predictive purposes. Finally, the Company will not have future significant tax-related settlements with its former parent company, and accordingly has excluded the benefit of its 2005 settlement from indicated financial information.

                          TUPPERWARE BRANDS CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                           13 Weeks Ended   14 Weeks Ended
                                               April 1,         April 2,
(In millions, except per share data)             2006             2005
----------------------------------------   --------------   --------------
Net sales                                  $        423.7   $        326.4
Cost of products sold                               148.2            114.5
Gross margin                                        275.5            211.9

Delivery, sales and administrative
 expense                                            241.2            175.6
Re-engineering and impairment charges                 2.1              6.0
Gains on disposal of assets                            --              3.4
Operating income                                     32.2             33.7

Interest income                                       2.3              0.6
Other income                                           --              0.1
Interest expense                                     13.2              4.3
Other expense                                         0.5              0.3

Income before income taxes                           20.8             29.8
Provision for income taxes                            4.8              5.9
Net income                                 $         16.0   $         23.9

Net income per common share:

Basic                                      $         0.27   $         0.41

Diluted                                    $         0.26   $         0.40



                          TUPPERWARE BRANDS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

(Amounts in millions, except per share)

                             13 Weeks      14 Weeks
                               Ended         Ended       Reported      Restated      Foreign
                              April 1,      April 2,          %            %          Exchange
                               2006          2005        Inc (Dec)      Inc (Dec)     Impact
                            ----------    ----------    ----------    ----------    ----------
SALES
    Europe                  $    160.1    $    179.3           (11)           (4)   $    (11.9)
    Asia Pacific and
     Mexico                       64.4          63.4             2             2          (0.2)
    North America                 34.7          39.2           (12)          (12)          0.2
    BeautiControl North
     America                      35.5          34.6             3             2            --
    International Beauty         129.0           9.9             +             +           0.6

                            $    423.7    $    326.4            30            34    $    (11.3)

SEGMENT PROFIT (LOSS)
    Europe                  $     30.3    $     38.5           (21)          (16)   $     (2.6)
    Asia Pacific and
     Mexico                        4.4           2.9            51            41           0.2
    North America                 (3.0)         (3.8)           19            20            --
    BeautiControl North
     America                       3.8           2.8            36            36            --
    International Beauty           6.0           0.2             +             +          (0.1)

                                  41.5          40.6             2             9          (2.5)

Unallocated expenses              (7.7)         (4.5)           71
Other income                        --           3.4            --
Re-engineering and
 impairment charges               (2.1)         (6.0)          (64)
Interest expense, net            (10.9)         (3.7)            +

Income before taxes               20.8          29.8           (30)
Provision for income
 taxes                             4.8           5.9           (19)

Net income                  $     16.0    $     23.9           (33)

Net income per common
 share (diluted)            $     0.26    $     0.40           (35)

Average number of
 diluted shares                   61.4          59.8

                          TUPPERWARE BRANDS CORPORATION
                                 RECONCILIATION

(In millions except per
share data)

                                   13 Weeks Ended April 1,                     14 Weeks Ended April 2,
                                            2006                                          2005
                            ---------------------------------------    ----------------------------------------
                                                            Excl                                        Excl
                             Reported        Adj's          Adj's       Reported        Adj's           Adj's
                            ----------    ----------     ----------    ----------    ----------      ----------
Segment profit (loss)
Europe                      $     30.3                   $     30.3    $     38.5                    $     38.5
Asia Pacific and Mexico            4.4                          4.4           2.9                           2.9
North America                     (3.0)                        (3.0)         (3.8)          0.1(a)        (3.7)
BeautiControl North
 America                           3.8                          3.8           2.8                           2.8
International Beauty               6.0           6.1(b)        12.1           0.2                            --
                                  41.5           6.1           47.6          40.6           0.1            40.7

Unallocated expenses              (7.7)                        (7.7)         (4.5)                         (4.5)
Other income                        --                           --           3.4          (3.4)(c)          --
Re-eng and impairment
 chgs                             (2.1)          2.1(d)          --          (6.0)          6.0(d)           --
Interest expense, net            (10.9)                       (10.9)         (3.7)                         (3.7)
Income before taxes               20.8           8.2           29.0          29.8           2.7            32.5
Provision for  income
 taxes                             4.8           2.1(e)         6.9           5.9           1.1(e)          7.0
Net income                  $     16.0    $      6.1     $     22.1    $     23.9    $      1.6      $     25.5

Net income per common
 share (diluted)            $     0.26    $     0.10     $     0.36    $     0.40    $     0.03      $     0.43

(a) Machinery relocation costs incurred in connection with shift of capacity from Hemingway, South Carolina to other manufacturing facilities.

(b)  Amortization of International Beauty intangibles of $6.1 million.

(c) Pre-tax gain from the sale of land held for development near the Company's Orlando, Florida headquarters was $3.4 million in the first quarter of 2005.

(d) Pre-tax re-engineering and impairment charges in the first quarter of 2006 of $2.1 million were primarily related to severance costs incurred to reduce headcount in the Company's Canada, Belgium and Philippines operations. In 2005 re-engineering and impairment charges of $6 million were primarily related to severance costs incurred to reduce headcount in the Company's Hemingway, South Carolina manufacturing facility.

(e) Provision for income taxes represents the net tax impact of adjusted amounts.

See note regarding non-GAAP financial measures in the attached press release.

                          TUPPERWARE BRANDS CORPORATION
           NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
                                 April 25, 2006

($ in millions, except per share amounts)

                                                                    Second Quarter
                                                                     2006 Outlook
                                                                        Range
                                           Second Quarter     -----------------------------
                                             2005 Actual          Low              High
                                           --------------     ------------     ------------
Income before income taxes                 $         31.7     $       36.0     $       37.5

         % change from prior year                                       14%              18%

    Income tax                             $          4.0     $        8.6     $        9.0
         Effective Rate                                12%              24%              24%

    Net Income (GAAP)                      $         27.7     $       27.4     $       28.5

         % change from prior year                                      -1%                3%

    Adjustments(1):
        Land gains                                     --             (4.6)            (4.6)
        Re-engineering costs                         (1.3)             1.7              1.7
        Acquisition Financing
         costs/Purchase Accounting                     --              6.1              6.1
        Cumulative effect of
         accounting change (net of
         taxes)                                        --               --               --
        Income tax (2)                                0.7             (0.4)            (0.4)
     Net Income (Adjusted)                 $         27.1     $       30.1     $       31.3

         % change from prior year                                       11%              15%

       Exchange rate impact (3)                      (0.4)              --               --
     Net Income (Adjusted and 2005
      Restated for currency changes)       $         26.7     $       30.1     $       31.3

         % change from prior year                                       13%              17%

Net income (GAAP) per common share
 (diluted)                                 $         0.46     $       0.45     $       0.46

Net Income (Adjusted) per common
 share (diluted)                           $         0.45     $       0.49     $       0.51

Average number of diluted shares
 (millions)                                          60.5             61.4             61.4


(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items
(2)  Represents income tax impact of adjustments
(3)  2005 restated at current currency exchange rates

                          TUPPERWARE BRANDS CORPORATION
           NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
                                 April 25, 2006

    ($ in millions, except per share amounts)

                                                                    2006 Outlook
                                                                        Range
                                                            -----------------------------
                                           2005 Actual          Low              High
                                           ------------     ------------     ------------
Income before income taxes and
 accounting change                         $       65.7     $      123.9     $      131.8

         % change from prior year                                     89%             101%

    Income tax (benefit) provision         $      (20.5)    $       29.2     $       31.1
         Effective Rate                            -32%               24%              24%

Cumulative effect of accounting
 change (net of taxes)                              0.8               --               --

    Net Income (GAAP)                      $       85.4     $       94.7     $      100.7

         % change from prior year                                     11%              18%

    Adjustments(1):

        Land gains                                 (4.0)           (15.0)           (15.0)
        Re-engineering costs                       14.3              6.0              6.0
        Acquisition Financing
         costs/Purchase Accounting                 30.8             24.4             24.4
        Cumulative effect of
         accounting change (net of
         taxes)                                     0.8               --               --
        Income tax (2)                            (36.9)            (3.7)            (3.7)
     Net Income (Adjusted)                 $       90.4     $      106.4     $      112.4

         % change from prior year                                     18%              24%

       Exchange rate impact (3)                    (1.3)              --               --
     Net Income (Adjusted and 2005
      Restated for currency changes)       $       89.1     $      106.4     $      112.4

         % change from prior year                                     19%              26%

Net income (GAAP) per common share
 (diluted)                                 $       1.41     $       1.54     $       1.64

Net Income (Adjusted) per common
 share (diluted)                           $       1.49     $       1.73     $       1.83


Average number of diluted shares
 (millions)                                        60.6             61.4             61.4

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items
(2)  Represents income tax impact of adjustments
(3)  2005 restated at current currency exchange rates

                          TUPPERWARE BRANDS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                     ASSETS
                                   (UNAUDITED)

                                              Apr. 1,          Dec. 31,
(In millions)                                  2006             2005
----------------------------------------   --------------   --------------
Cash and cash equivalents                  $         74.2   $        181.5

Accounts receivable                                 164.6            149.1
  Less allowances for doubtful
   accounts                                         (17.7)           (17.2)
                                                    146.9            131.9

Inventories                                         244.5            235.1
Deferred income tax benefits, net                    67.5             66.8
Non-trade amounts receivable                         42.5             32.9
Prepaid expenses                                     24.5             24.5
  Total current assets                              600.1            672.7

Deferred income tax benefits, net                   170.6            168.4

Property, plant and equipment                     1,160.7          1,149.8
  Less accumulated depreciation                    (909.0)          (895.3)
                                                    251.7            254.5

Long-term receivables, net of
 allowances of
  $17.3 million at April 1, 2006 and
  $17.9 million at December 31, 2005                 37.2             37.3
Other Intangible Assets                             255.2            261.3
Goodwill                                            310.2            309.9
Other assets                                         37.0             36.1

  Total assets                             $      1,662.0   $      1,740.2

                          TUPPERWARE BRANDS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                   (UNAUDITED)


(Dollars in millions, except per               Apr. 1,          Dec. 31,
 share amounts)                                 2006             2005
----------------------------------------   --------------   --------------
Accounts payable                           $        100.2   $        105.7
Short-term borrowings and current
  portion of long-term debt                           0.8              1.1
Accrued liabilities                                 261.4            347.9
  Total current liabilities                         362.4            454.7

Long-term debt                                      740.3            750.5
Accrued post-retirement benefit cost                 35.9             35.3
Other liabilities                                   166.0            164.2
Commitments and contingencies

Shareholders' equity:
  Preferred stock, $0.01 par value,
   200,000,000 shares authorized;
   none issued                                         --               --
  Common stock, $0.01 par value,
   600,000,000 shares authorized;
    62,367,289 shares issued                          0.6              0.6
  Paid-in Capital                                    29.3             28.4
  Subscription receivable                           (12.3)           (12.7)
  Retained earnings                                 578.7            577.4
  Treasury Stock, 1,770,484 shares
   at April 1, 2006 and 1,935,746
     shares at December 31, 2005
     at cost                                        (47.2)           (51.7)
  Unearned portion of restricted
   stock issued for future service                   (6.0)            (6.4)
  Accumulated other comprehensive
   loss                                            (185.7)          (200.1)
  Total shareholders' equity                        357.4            335.5

  Total liabilities and
   shareholders' equity                    $      1,662.0   $      1,740.2

                          TUPPERWARE BRANDS CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                           13 weeks ended   14 weeks ended
                                               April 1,        April 2,
(In millions)                                   2006             2005
----------------------------------------   --------------   --------------
OPERATING ACTIVITIES
  Net income                               $         16.0   $         23.9
  Adjustments to reconcile net
   income to net
    cash provided by operating
     activities:
      Depreciation and amortization                  19.1             13.0
      Amortization of restricted
       stock compensation                             0.6              0.1
      Amortization of revolver fees                   1.0               --
      Net loss (gain) on disposal
       of assets                                      0.4             (3.3)
      Provision for bad debts                         0.5              1.4
      Net impact of writedown of
       inventories and change
        in LIFO reserve                               1.2             (1.3)
      Increase in net deferred
       income taxes                                  (0.7)            (0.3)
      Stock option expense                            0.9              0.6
  Changes in assets and
   liabilities:
    (Increase) decrease in accounts
     receivable                                     (15.0)             2.3
    Increase in inventories                          (9.7)            (6.1)
    (Increase) decrease in non-
     trade amounts receivable                        (3.1)             3.4
    Decrease (increase) in prepaid
     expenses                                         0.1             (2.4)
    Decrease in other assets                          0.5              0.7
    Decrease in accounts payable
     and
      accrued liabilities                            (8.3)           (30.9)
    (Decrease) increase in income
     taxes payable                                   (6.8)             2.2
    Increase in other liabilities                     6.4              1.6
  Net cash impact from hedging
   activity                                           0.7              2.2
  Other                                               0.4              0.2

    Net cash provided by operating
     activities                                       4.2              7.3

INVESTING ACTIVITIES
  Capital expenditures                              (12.4)            (9.4)
  Purchase of International Beauty,
   net of acquired cash                             (79.8)              --
  Proceeds from disposal of
   property, plant & equipment                        0.7              6.6

    Net cash used in investing
     activities                                     (91.5)            (2.8)

FINANCING ACTIVITIES
  Dividend payments to shareholders                 (13.3)           (12.9)
  Proceeds from exercise of stock
   options                                            3.0             10.9
  Proceeds from payments of
   subscriptions receivable                           0.1              0.2
  Repayment of long-term debt                       (10.0)              --
  Net (decrease) increase in short-
   term debt                                         (0.7)             2.2

    Net cash (used in) provided by
     financing activities                           (20.9)             0.4

Effect of exchange rate changes on
 cash and cash equivalents                            0.9             (1.1)

Net (decrease) increase in cash and
 cash equivalents                                  (107.3)             3.8

Cash and cash equivalents at
 beginning of year                                  181.5             90.9

Cash and cash equivalents at end of
 year                                      $         74.2   $         94.7

Supplemental disclosure:
Loans settled with common stock            $          0.3   $          0.8

                          TUPPERWARE BRANDS CORPORATION
                            SUPPLEMENTAL INFORMATION
                        First Quarter Ended April 1, 2006

Sales Force Statistics (a):

                                                           AVG.
Segment                        DIST.        % CHG.        ACTIVE        % CHG.           TOTAL            % CHG.
-------------------------   ----------    ----------    ----------    ----------       ----------       ----------
Europe                             754             5        79,654            17          287,096               18
Asia Pacific and Mexico            699            (4)       65,931            (2)         400,912                4
North America                      n/a          --(b)       21,221           (14)          79,607              (20)
Tupperware                       1,453             1       166,806             4          767,615                5
BeautiControl North
 America                           n/a           n/a        38,817            11          105,827               14
International Beauty               130            (6)      512,032             +          990,879                +
Total                            1,583            --       717,655             +        1,864,321               91

(a)  As collected by the Company and provided by distributors and sales force.

(b) North America distributor counts are no longer applicable due to the implementation of a new compensation plan.

              UNAUDITED SELECTED FINANCIAL DATA FIRST QUARTER 2006
                                 ($ in millions)

Cash                                       $     74.2

Net Current Receivables                         146.9
Net Inventory                                   244.5

Short-Term Debt                                   0.8

Long-Term Debt                                  740.3

Total Debt to
Capital Ratio (c)                                  67%
Equity                                     $    357.4
Capital
Expenditures                                     12.4
Depreciation and
Amortization                                     19.1

(c)  Capital is defined as total debt plus shareholders' equity.

SOURCE  Tupperware Corporation
    -0-                             04/25/2006
    /CONTACT:  Jane Garrard, Tupperware, +1-407-826-4522 /
    /Web site:  http://www.tupperware.com /
    (TUP)

MD-MR
-- FLTU026 --
2749 04/25/2006 17:02 EDT
_